Exhibit 23.5


                      INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Prospectus and Registration Statement of Shoney's, Inc. on Form S-4 of our reports dated March 28, 1996, appearing in the Annual Report on Form 10-K of TPI Enterprises, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in this Prospectus and Registration Statement.



Memphis, Tennessee
May 20, 1996